UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2023

Lazard Ltd
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-32492	98-0437848
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 441-295-1422

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock	LAZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

Lazard Group Revolving Credit Facility

On June 6, 2023, Lazard Group LLC (“Lazard Group”) entered into an Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”) among Lazard Group, the lenders party thereto and Citibank, N.A., as administrative agent (the “Administrative Agent”), to replace Lazard Group’s existing credit facility with a new five-year $200 million senior revolving credit facility.  The Second Amended and Restated Credit Agreement amends and restates the Amended and Restated Credit Agreement (the “Existing Credit Agreement”) dated July 22, 2020 among Lazard Group, the lenders party thereto and the Administrative Agent.  Concurrently with the effectiveness of the Second Amended and Restated Credit Agreement, the commitments under the Existing Credit Agreement were terminated.

The Second Amended and Restated Credit Agreement contains customary terms and conditions substantially similar to the Existing Credit Agreement.  Such terms and conditions include limitations on consolidations, mergers, indebtedness and certain payments, as well as financial condition covenants relating to leverage and interest coverage ratios.  Pursuant to the Second Amended and Restated Credit Agreement, loans will bear interest at either the base rate or an adjusted term SOFR rate, at Lazard Group’s option, plus a spread determined by Lazard Group’s debt rating. The Second Amended and Restated Credit Agreement also contains customary benchmark-replacement mechanics.  Lazard Group’s obligations under the Second Amended and Restated Credit Agreement may be accelerated upon customary events of default, including non-payment of principal or interest, breaches of covenants, cross-defaults to other material debt, a change in control and specified bankruptcy events.

Item 1.02          Termination of a Material Definitive Agreement.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2023, Mary Ann Betsch, the Chief Financial Officer of Lazard Ltd (“Ltd”) and Lazard Group, assumed the responsibilities of principal accounting officer of Ltd and Lazard Group. Ms. Betsch replaces Dominick Ragone, who ceased to be Ltd’s and Lazard Group’s Chief Accounting Officer on May 31, 2023.

Ms. Betsch, 44, became Chief Financial Officer of Ltd and Lazard Group in October 2022. Prior to such time, Ms. Betsch worked at Citadel, where she helped lead the finance and accounting function since 2018. Ms. Betsch was previously a partner at PwC, where she spent 17 years in a variety of audit and advisory roles serving global investment banks and other financial institutions. She also completed a two-year fellowship program supported by the Federal Reserve Board’s Chief Accountant.

Ms. Betsch has no family relationship with any director or executive officer of Ltd or Lazard Group, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD LTD (Registrant)

By:	/s/ Scott D. Hoffman
	Name:	Scott D. Hoffman
	Title:	Chief Administrative Officer and General Counsel

Dated: June 6, 2023